UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2019

____________________

SELECT INTERIOR CONCEPTS, INC.

(Exact name of Registrant as Specified in Its Charter)

____________________

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 1760 Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 701-4737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Seventh Amendment to Financing Agreement with Cerberus Business Finance, LLC

On August 19, 2019, Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC (together, the “Borrowers”), each a subsidiary of Select Interior Concepts, Inc. (the “Company”), entered into that certain Seventh Amendment to Financing Agreement (the “Seventh Amendment”) with the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC (“Cerberus”), as agent for the lenders. The Seventh Amendment further amends the Financing Agreement, dated as of February 28, 2017 and as amended, by and among the Borrowers, the financial institutions party thereto, as lenders, and Cerberus, as agent for the lenders (as amended, the “Financing Agreement”).  Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the meanings ascribed to such terms in the Financing Agreement.

Borrowings under the Financing Agreement bear interest at a rate equal to, if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin and, if a LIBOR Loan, at LIBOR for the applicable interest period, plus the Applicable Margin.  The Seventh Amendment, among other things, decreased the “Applicable Margin” from 5.25% for Base Rate Loans and 7.25% for LIBOR Loans to (i) 4.75% for Base Rate Loans and 6.75% for LIBOR Loans from the date of the Seventh Amendment until September 30, 2019 and (ii) after September 30, 2019, to (A) 4.25% for Base Rate Loans and 6.25% for LIBOR Loans, in the event the Leverage Ratio is less than 2.40 to 1.00, or (B) 4.75% for Base Rate Loans and 6.75% for LIBOR Loans, in the event the Leverage Ratio is greater than 2.40 to 1:00.

The Seventh Amendment also imposes a prepayment premium with respect to an optional prepayment of the terms loans under the Financing Agreement occurring within fifteen months of the date of the Seventh Amendment (other than prepayments in connection with a change of control) in an amount equal to 1.50% of any such principal amount prepaid.

The foregoing summary of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Seventh Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Third Amendment to Financing Agreement with Bank of America, N.A.

On August 19, 2019, the Company and certain of its subsidiaries (together, the “Obligors”), entered into that certain Third Amendment to Amended and Restated Loan, Security and Guaranty Agreement (the “Third Amendment”) with Bank of America, N.A., as lender (“Bank of America”). The Third Amendment further amends the Amended and Restated Loan, Security and Guaranty Agreement, dated as of June 28, 2018 and as amended, by and among the Obligors and Bank of America, as lender (as amended, the “ABL Agreement”).

The Third Amendment, among other things, increased the Revolver Commitment (as defined in the ABL Agreement) from $90 million to $100 million.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Third Amendment which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Third Amendment to Financing Agreement with Bank of America, N.A.” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01  Financial Statement and Exhibits

Exhibit	Description

10.1

Seventh Amendment to Financing Agreement, dated as of August 19, 2019, by and among Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC, as borrowers, the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC, as agent for the lenders.

10.2

Third Amendment to Amended and Restated Loan, Security and Guaranty Agreement, dated as of August 19, 2019, by and among Select Interior Concepts, Inc. and each of its subsidiaries, as obligors, and Bank of America, N.A., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2019	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer